Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


        Delaware                                         38-0549190
(State or other jurisdiction of             (I.R.S. Employee Identification No.)
incorporation or organization)

    One American Road
    Dearborn, Michigan                                  48126-1899
(Address of principal executive offices)                (Zip Code)

                          1998 Long-Term Incentive Plan
                            (Full Title of the Plan)

                           PETER J. SHERRY, Jr., Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== =======================
                                                                                   Proposed
        Title of                Amount to be             Proposed                  maximum
    securities to be             registered            maximum offering         aggregate offering         Amount of
       registered                (a),(c),(e)        price per share (b),(d)         price (e)           registration fee (f)
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                  27,151,096 (a)              $13.43 (b)                ______                  ______
$.01 par value                     shares
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                100,000 (c) shares            $13.24 (d)                ______                   ______
$.01 par value
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    563,429 (e)               $13.24 (d)
$.01 par value                     shares
========================== ======================== ======================== ======================== =======================
                                                                               $373,423,019.24 (f)        $47,312.70 (g)
========================== ======================== ======================== ======================== =======================

(a) The number of shares being registered includes 27,151,096 shares of Common Stock of the Company subject to options or stock appreciation rights granted under the 1998 Long-Term Incentive Plan (the "Plan").

(b) Based on the volume-weighted average option price of (a) 4,500 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $7.87, (b) 20,000 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $9.84, (c) 10,000 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004, with an option price of $10.74, (d) 1,400 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $11.49, (e) 4,500 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $11.95, (f) 14,600 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $11.10, (g) 1,000 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $11.86, (h) 27,000 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $12.29, (i) 1,587,301 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $16.49, (j) 75,000 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $16.64, (k) 2,467,000 shares of Common Stock subject to options granted under the Plan and outstanding on March 15, 2004 with an option price of $13.065, and
     (l) 22,938,795 shares of Common Stock subject to options or stock appreciation rights granted under the Plan and outstanding on March 15, 2004 with an option price of $13.26 in accordance with Rule 457(h) under the Securities Act of 1933.
(c) The number of shares registered includes 100,000 shares of Common Stock of the Company subject to options or stock appreciation rights to be granted under the Plan.
(d) Based on the market price of Common Stock of the Company on March 12, 2004, in accordance with Rule 457(c) under the Securities Act of 1933.
(e) The number of shares being registered includes 563,429 shares of Common Stock of the Company to be issued as awards to participants under the Plan.
(f) This amount is the sum of (a) the aggregate option price of 27,151,096 shares of Common Stock of the Company subject to options or stock appreciation rights granted under the Plan and outstanding on March 15, 2004, with a volume-weighted average option price of $13.43, in accordance with Rule 457(h) under the Securities Act of 1933, (b) the assumed aggregate option price of 100,000 shares of Common Stock being registered, based on the market price of Common Stock of the Company on March 12, 2004 in accordance with Rule 457(c) under the Securities Act of 1933, and
     (c) the assumed aggregate offering price of 563,429 shares of Common Stock being registered, based on the market price of the Common Stock of the Company on March 12, 2004, in accordance with Rule 457(c) under the Securities Act of 1933.
(g) This amount is based on the proposed maximum aggregate offering price of $373,423,019.24. See note (f).

                          1998 Long-Term Incentive Plan
                             _______________________


           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The  contents  of  Registration  Statement  Nos.  333-105674,   333-104064,
333-87990, 333-57598, 333-37542, 333-70447 and 333-52399 are incorporated herein by reference.


Item 8. Exhibits.


Exhibit 4.1 -   Ford Motor Company 1998 Long-Term Incentive Plan, as amended and restated as of January 1, 2003. Filed as Exhibit 10-R to Ford's Annual Report on Form 10-K for the year ended
                December 31, 2002 and incorporated herein by reference.

Exhibit 5   -   Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23  -   Consent of Independent Accountants. Filed with this
                Registration Statement.

Exhibit 24.1- Powers of Attorney authorizing signature. Filed as Exhibit 24.1 to Registration Statement No. 333-105674 and Exhibit 24.2 to Registration Statement No. 333-110105 and incorporated herein by reference.

Exhibit 24.2- Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit
                24.2 to Registration Statement No. 333-105674 and incorporated herein by reference.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 15th day of March, 2003.



                                        FORD MOTOR COMPANY

                                        By:   William Clay Ford, Jr.*
                                           -----------------------------
                                             (William Clay Ford, Jr.)
                                           Chairman of the Board of Directors

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                               Title                                Date
         ---------                               -----                                ----

                                        Director, Chairman of the Board
    William Clay Ford, Jr.*             and Chief Executive Officer and
------------------------------          Chair of the Environmental and
   (William Clay Ford, Jr.)             Public Policy Committee
                                        (principal executive officer)


    John R. H. Bond*                    Director
------------------------------
   (John R. H. Bond)



    Stephen G. Butler                   Director                                 March 15, 2004
------------------------------
   (Stephen G. Butler)



    Kimberly A. Casiano                 Director
------------------------------
   (Kimberly A. Casiano)



     Edsel B. Ford II*                  Director
------------------------------
    (Edsel B. Ford II)



     William Clay Ford*                 Director
------------------------------
    (William Clay Ford)



         Signature                               Title                                Date
         ---------                               -----                                ----

  Irvine O. Hockaday, Jr.*              Director and Chair of
------------------------------          the Audit Committee
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis*                Director and Chair of the
------------------------------          Compensation Committee
    (Marie-Josee Kravis)



   Richard A. Manoogian*                Director
------------------------------
  (Richard A. Manoogian)



      Ellen R. Marram*                  Director and Chair of the
------------------------------          Nominating and Governance
     (Ellen R. Marram)                  Committee


     Homer A. Neal*                     Director                                 March 15, 2004
------------------------------
    (Homer A. Neal)



       Jorma Ollila*                    Director
------------------------------
      (Jorma Ollila)



      Carl E. Reichardt*                Director and Chair of the
------------------------------          Finance Committee
     (Carl E. Reichardt)



     Robert E. Rubin*                   Director
------------------------------
    (Robert E. Rubin)



    Nicholas V. Scheele*                Director and President and
------------------------------          Chief Operating Officer
  (Nicholas V. Scheele)




         Signature                               Title                                Date
         ---------                               -----                                ----


     John L. Thornton*                  Director
------------------------------
     (John L. Thornton)


                                        Vice President and
     James C. Gouin*                    Controller
------------------------------          (principal accounting officer)
   (James C. Gouin)


                                        Group Vice President and
     Donat R. Leclair*                  Chief Financial Officer                  March 15, 2004
------------------------------          (principal financial officer)
   (Donat R. Leclair)




*By: /s/K. S. Lamping
    --------------------------
    (K. S. Lamping,
     Attorney-in-Fact)

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

                                  EXHIBIT INDEX
                                                                                    Sequential Page
                                                                                    at Which Found
                                                                                    (or Incorporated
                                                                                      by Reference)
                                                                                     --------------
Exhibit 4.1 -   Ford Motor Company 1998 Long-Term Incentive Plan, as amended and restated as of January 1, 2003.  Filed as Exhibit 10-R to
                Ford's Annual Report on Form 10-K for the year ended
                December 31, 2002 and incorporated herein by reference.

Exhibit 5   -   Opinion of Kathryn S. Lamping, an Assistant Secretary
                and Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.
                Filed with this Registration Statement.

Exhibit 23  -   Consent of Independent Accountants.  Filed with this
                Registration Statement.

Exhibit 24.1-   Powers of Attorney authorizing signature.  Filed as Exhibit
                24.1 to Registration Statement No. 333-105674 and Exhibit
                24.2 to Registration Statement No. 333-110105 and incorporated herein by reference.

Exhibit 24.2- Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as
                Exhibit 24.2 to Registration Statement No. 333-105674 and incorporated herein by reference.